UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2026

TrueBlue, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction

of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2026, TrueBlue, Inc. (the “Company”) announced the appointment and election of Elizabeth Castro Gulacsy to the Company’s board of directors (the “Board”), effective October 26, 2026. In connection with Ms. Castro Gulacsy’s appointment, the Board increased the size of the Board to ten directors, effective October 26, 2026.

Ms. Castro Gulacsy has served as a director of NNN REIT, Inc. (NYSE: NNN), including on its Audit Committee since 2022 and on its Governance and Nominating Committee since 2026. She is the former Chief Financial Officer and Treasurer of United Parks & Resorts Inc. (NYSE: PRKS) (formerly SeaWorld Entertainment, Inc. (NYSE: SEAS)), a publicly traded global theme park and entertainment company. During her tenure from 2013 to 2023, she held finance roles of increasing responsibility, including Chief Accounting Officer, before serving as Chief Financial Officer and Treasurer, a position she held until 2022, when she transitioned to provide CFO consulting and advisory services to the company. During her tenure, she chaired the company’s Disclosure Committee and Enterprise Risk Management Committee and played a key role in the company’s 2013 initial public offering. She also led senior notes offerings, debt amendments, a debt refinancing, and multiple cost-saving initiatives.

Earlier, Ms. Castro Gulacsy spent more than a decade at Cross Country Healthcare, Inc. (formerly Nasdaq: CCRN), a provider of healthcare recruiting, staffing and workforce management solutions, where she rose from Assistant Controller to Chief Accounting Officer and Corporate Controller. She began her career at Ernst & Young LLP, where she most recently served as an Audit Manager specializing in the healthcare industry and supported Cross Country Healthcare’s initial public offering in 2001.

The Board has appointed Ms. Castro Gulacsy to serve on the Audit Committee of the Board.

The appointment was made pursuant to the previously disclosed Cooperation Agreement by and among the Company, Eric H. Su, EHS Management LLC, and EHS Azure Opportunity Fund LP, dated April 10, 2026. The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2026, and is incorporated herein by reference.

Other than as described in this Item 5.02, there are no arrangements or understandings between Ms. Castro Gulacsy and any other person pursuant to which Ms. Castro Gulacsy was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Castro Gulacsy or any member of her immediate family has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Castro Gulacsy will be entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company, and will be able to participate in the Company’s Equity Retainer and Deferred Compensation Plan for Non-Employee Directors, in each case as described in more detail in the Company’s 2026 Proxy Statement filed with the SEC on April 14, 2026, under the heading “Compensation of Directors.”

On October 26, 2026, the Company issued a press release announcing the appointment of Ms. Castro Gulacsy, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.

On October 26, 2026, the Company issued a press release announcing the appointment of Ms. Castro Gulacsy. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description	Filed Herewith
99.1	Press Release dated October 26, 2026	X
104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	October 26, 2026	By:	/s/ Garrett Ferencz
Garrett Ferencz
Executive Vice President, Chief Legal Officer